Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Meta Financial Group, Inc.

We consent to the incorporation by reference in the registration statements pertaining to the Meta Financial Group, Inc. 1995 Stock Option and Incentive Plan (No. 333‑22523) and the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (No. 333-110200, No. 333-141407, and No. 333-151604) of Meta Financial Group, Inc. on Form S-8 and in the registration statements (No. 333-188535, No. 333-212269 and No. 209075) of Meta Financial Group, Inc. on Form S-3 of our reports dated December 14, 2016, with respect to the consolidated statements of financial condition of Meta Financial Group, Inc. and subsidiaries as of September 30, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2016, and the effectiveness of internal control over financial reporting as of September 30, 2016, which reports appear in the September 30, 2016 Annual Report on Form 10‑K of Meta Financial Group, Inc.

/s/ KPMG LLP
Des Moines, Iowa
December 14, 2016